Exhibit 10.1

FOURTH AMENDMENT TO MASTER REPURCHASE AGREEMENT

FOURTH AMENDMENT TO MASTER REPURCHASE AGREEMENT dated as of October 20, 2014 (this “Amendment”), by and among NSREIT CB LOAN, LLC, a Delaware limited liability company (“Seller”), and CITIBANK, N.A., a national banking association (“Buyer”), and acknowledged and agreed to by NORTHSTAR REAL ESTATE INCOME TRUST, INC., a Maryland corporation (“Guarantor”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the MRA (defined below).
RECITALS
WHEREAS, Seller and Buyer are parties to that certain Master Repurchase Agreement, dated as of July 18, 2012 (“Original MRA”), as amended by that certain First Amendment to Master Repurchase Agreement, dated as of November 30, 2012, that certain Second Amendment to Master Repurchase Agreement and First Amendment to Limited Guaranty, dated as of April 18, 2013, and that certain Third Amendment to Master Repurchase Agreement, dated as of June 30, 2014 (as the same may be further amended, supplemented or otherwise modified from time to time, the “MRA”);
WHEREAS, in connection with the Original MRA, Guarantor entered into that certain Limited Guaranty dated as of July 18, 2012 (as the same may be amended, supplemented or otherwise modified from time to time, the “Guaranty”), in favor of Buyer, guaranteeing certain obligations of Seller;
WHEREAS, Seller and Buyer wish to amend the MRA as more particularly set forth herein, and Guarantor wishes to reaffirm the covenants made in the Guaranty.
NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer and Guarantor hereby agree as follows:
SECTION 1.Amendment to Master Repurchase Agreement.

(a)The following definition in Section 2 of the MRA is hereby deleted in their entirety and the following corresponding definition is substituted therefor:

“Facility Availability Period” shall mean the twenty-four month (24) period commencing on the date of this Amendment and ending on October 18, 2016.
SECTION 2.Omnibus Amendment to Transaction Documents. Any references to the MRA in the Transaction Documents shall hereinafter refer to the MRA as modified by this Amendment.

SECTION 3.Reaffirmation of Guaranty. Guarantor acknowledges the amendments and modifications of the MRA pursuant to this Amendment and hereby ratifies and reaffirms all of the terms, covenants and conditions of the Guaranty and agrees that the Guaranty remains unmodified by this Amendment and in full force and effect and enforceable in accordance with its terms.

SECTION 4.Due Authority. Each of Seller and Guarantor hereby represents and warrants to Buyer that, as of the date hereof, (i) it has the power to execute, deliver and perform its respective obligations under this Amendment, (ii) this Amendment has been duly executed and delivered by it for good and valuable consideration, and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles, and (iii) neither the execution and delivery of this Amendment, nor the consummation by it of the transactions contemplated by this Amendment, nor compliance by it with the terms, conditions and provisions of this Amendment will conflict with or result in a breach of any of the terms, conditions or provisions of (A) its organizational documents, (B) any contractual obligation to which it is now a party or the rights under which have been assigned to it or the obligations under which have been assumed by it or to which its assets are subject or constitute a default thereunder, or result thereunder in the creation or imposition of any lien upon any of it’s assets, other than pursuant to this Amendment, (C) any judgment or order, writ, injunction, decree or demand of any court applicable to it, or (D) any applicable Requirement of Law, in the case of clauses (A)-(C) above, to the extent that such conflict or breach is reasonably likely to result in a Material Adverse Effect.

SECTION 5.Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

SECTION 6.GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PRINCIPALS.

SECTION 7.MRA and Transaction Documents in Full Force and Effect. Except as expressly amended hereby, Seller and Guarantor acknowledge and agree that all of the terms, covenants and conditions of the MRA and the other Transaction Documents remain unmodified and in full force and effect and are hereby ratified and confirmed in all respects.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BUYER:
CITIBANK, N.A.
By: /s/ Richard B. Schlenger
Name: Richard B. Schlenger Title: Authorized Signatory

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SELLER:
NSREIT CB LOAN, LLC,
a Delaware limited liability company
    By: NorthStar Real Estate Income Trust Operating
           Partnership, L.P., a Delaware limited
           partnership, its sole equity member

          By: NorthStar Real Estate Income Trust, Inc.,
                 a Maryland corporation, its general partner

                By: /s/ Ronald J. Lieberman
                Name: Ronald J. Lieberman
                Title: Executive Vice President, General Counsel
                         & Secretary

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ACKNOWLEDGED AND AGREED TO AS OF OCTOBER 20, 2014: GUARANTOR:
NORTHSTAR REAL ESTATE INCOME TRUST, INC., a Maryland corporation

By: /s/ Ronald J. Lieberman
Name: Ronald J. Lieberman Title: Executive Vice President, General Counsel & Secretary